 PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated July 30, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Elegance Spirits, Inc.

8500 Wilshire Blvd, suite 700B

Beverly Hills, CA 90211

(424) 313-7471

5,000,000 Shares of Non-Voting Common Stock at $10.00 per Share

Minimum Investment: 25 Shares ($250.00)

Maximum Offering: $50,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$250.00	$2.50	$247.50	None
Maximum Offering	$50,000,000.00	$500,000	$45,500,000.00	None

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(1) The Company intends to enter into a broker-dealer agreement with a registered Financial Industry Regulatory Authority (“FINRA”) for the administration of this Offering. The Company has not entered into any such agreement as of the date of this Offering. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which are estimated to be approximately 5% of the total raise on average and which include, among other things, legal fees, accounting costs, broker-dealer fees, reproduction expenses, due diligence, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. In addition, approximately $61k of syndication costs are reflected in the financial statements to date. While these costs are not all inclusive, costs of the transaction are reflected. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Non-Voting Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Elegance Spirits, Inc., a Delaware Corporation (“Elegance” or the “Company”). There are 5,000,000 Shares being offered at a price of $10.00 per Share with a minimum purchase of 25 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Sageworks Capital LLC a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $50,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the Company’s CEO. Funds shall be deposited in a Company account that may be controlled by Sageworks Capital LLC. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Non-Voting Common Stock
Price Per Share:	$10.00
Minimum Investment:	$250.00 per investor (25 Shares of Non-Voting Common Stock)
Maximum Offering:	$50,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	5,000,000 Shares of Non-Voting Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 22 herein.
Voting Rights:	The Shares have no voting rights. See the description of the voting rights all the Company’s other classes of stock on page 43 herein.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

The Offering

Voting Common Stock Outstanding (1)	12,391,000 Shares
Non-Voting Common Stock in this Offering (2)	5,000,000 Shares
Non-Voting Common Stock Outstanding (3)	0 Shares
Total Stock to be outstanding after the Offering (4)	17,391,000 Shares

1. There are 2 classes of stock in the Company at present: Non-Voting Common Stock and Voting Common Stock. To date, 12,391,000 shares of Voting Stock have been issued to various shareholders in exchange for cash and services. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “Securities Being Offered” on page 43 below.

As of the date of this Offering Circular, the Company is controlled by a few shareholders which are generally controlled by our officers and directors.

2. The total number of Shares of Non-Voting Common Stock (5,000,000) assumes that the maximum number of Shares are sold in this offering.

3. There are currently no shares of Non-Voting Stock outstanding.

4. Assumes the maximum amount of Non-Voting Common Stock in Offering are sold.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

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The Company plans to begin the proposed sale within two (2) calendar days after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

RISK FACTORS

The purchase of the Company’s Non-Voting Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to our Business

Growth of operations will depend on the acceptance of our products and consumer discretionary spending.

The acceptance of our products by customers is critically important to our success. Shifts in user preferences away from our products, our inability to create alcoholic products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase beverage products that are cheaper or to forego purchasing any type of alcohol, due to a lack of available capital. Our product will be a more expensive, higher end vodka catering to the present premiumization trends that have been observed. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

We cannot be certain that the products that we offer will become, or continue to be, appealing and as a result there may not be any demand for these products and our sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in our products will continue, which could adversely affect our business and revenues.

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Demand for products which we sell depends on many factors, including:

•	the number of customers we are able to attract and retain over time;

•	the competitive environment in the vodka industry, as well as the alcoholic beverage industry as a whole, may force us to reduce prices below our desired pricing level or increase promotional spending which may have an impact on customer perception; and

•	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner;

All of these factors could result in immediate and longer-term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Mr. Amit Raj Beri, Chief Executive Officer, as well as key members of our executive management team and others in key management positions. Our future success depends in large part on the continued service of Mr. Beri. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

We face substantial competition in our industry, including many new entrants into spirits and consolidation among beverage alcohol producers, wholesalers, and retailers, could hinder the marketing, sale, or distribution of our products.

In the United States, we intend to sell our products either to distributors for resale to on-premise venues and off-premise retail outlets or, in those states that control alcohol sales, to state governments who then sell them to end customers and consumers. In our non-U.S. markets, we intend use a variety of route-to-consumer models – including, in many markets, reliance on others to market and sell our products. In particular, in jurisdictions that control alcohol sales such as Canada, we intend to sell our products to the provincial liquor control boards who then sell them to end customers and consumers; and in other jurisdictions we intend to sell our products utilizing the aforementioned distributor model. Consolidation among spirits producers, distributors, wholesalers, suppliers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories.

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Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Other suppliers, as well as wholesalers and retailers of our brands, offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by other suppliers, and by wholesalers and retailers, could adversely affect our sales, margins, and business and financial results. While we seek to take advantage of the efficiencies and opportunities that large retail customers can offer, they often seek lower pricing and purchase volume flexibility, offer competing own-label products, and represent a large number of other competing products. If the buying power of these large retail customers continues to increase, it could negatively affect our financial results.

Our industry requires the attraction and retention of talented employees.

Success in the beverage industry, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

We will depend on a limited number of suppliers of raw and packaging materials.

We rely upon a limited number of suppliers for raw and packaging materials used to make and package our products. Our success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

If we are unable to obtain sufficient quantities of raw and packaging materials, delays or reductions in product shipments could occur which would have a material adverse effect on our business, financial condition and results of operations. The supply and price of raw materials used to produce our products can be affected by a number of factors beyond our control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on our business, financial condition and results of operations. In addition, our results of operations are dependent upon our ability to accurately forecast our requirements of raw materials. Any failure by us to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect our results of operations.

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The inherent uncertainty in supply/demand forecasting could adversely affect our business, particularly with respect to our aged products.

There is an inherent risk of forecasting imprecision in determining the quantity of aged and maturing products to produce and hold in inventory in a given year for future sale. The forecasting strategies we use to balance product supply with fluctuations in consumer demand may not be effective for particular years or products. There is an inherent risk of forecasting error in determining the quantity of maturing stock to lay down in a given year for future consumption as a result of changes in business strategy, market demand and preferences, macroeconomic conditions, introductions of competing products, and other changes in market conditions. Any forecasting error could lead to our inability to meet the objectives of our business strategy, future demand, or lead to a future surplus of inventory and consequent write down in value of maturing stocks. If we are unable to accurately forecast demand for our products or efficiently manage its inventory, this may have a material adverse effect on our business and financial results. Further, we cannot be certain that we will be successful in using various levers, such as pricing changes, to create the desired balance of available supply and consumer demand for particular years or products. As a consequence, we may be unable to meet consumer demand for the affected products for a period of time. Furthermore, not having our products in the market on a consistent basis may adversely affect our brand equity and future sales.

Changes in consumer preferences and purchases, and our ability to anticipate or react to them, could negatively affect our business results.

We intend to operate as a branded consumer products company in a highly competitive market, and our success depends on our continued ability to offer consumers appealing, high-quality products. Consumer preferences and purchases may shift due to a host of factors, many of which are difficult to predict, including changes in economic conditions, demographic and social trends; public health policies and initiatives; changes in government regulation of beverage alcohol products; the potential legalization of marijuana use on a more widespread basis within the United States or elsewhere which may cannibalize alcohol sales; and changes in travel, leisure, dining, gifting, entertaining, and beverage consumption trends. Consumers may begin to shift their consumption and purchases of our premium and super-premium products, more commonly found in on-premise establishments, in favor of off-premise purchases. This includes consumption at home as a result of various factors, including shifts in social trends, proliferation of smoking bans, and stricter laws relating to driving while under the influence of alcohol. Shifts in consumption channels such as these could adversely impact our profitability. Consumers also may begin to prefer the products of competitors or may generally reduce their demand for brands produced by larger companies. Over the past several years, the number of small, local distilleries in the United States has grown significantly. This is being driven by a trend of consumers showing increasing interest in locally produced, regionally sourced products. As many more competitive brands enter the market, it could have a negative impact on the demand for our premium vodka brands. In addition, we could experience unfavorable business results if we fail to attract consumers from diverse backgrounds and ethnicities in the United States and in our non-U.S. markets. Demographic forecasts in the United States for several years after 2017 indicate a slight decrease in the population segment aged 21 to 24; fewer potential consumers in this age bracket could have a negative effect on industry growth rates and our business. To continue to succeed, we must anticipate or react effectively to shifts in demographics, consumer behavior, consumer preferences, drinking tastes, and drinking occasions.

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There may be a detrimental impact to our products’ acceptance if consumer sentiment or perception towards Australia, the jurisdiction our grapes are sourced from, declines.

If we otherwise fail to develop or implement effective business, portfolio, and brand strategies, our growth, stock price, or financial results could suffer. More broadly, if consumers shift away from spirits our financial results could be adversely affected.

We believe that new products, line extensions, label and bottle changes, product reformulations, and similar product innovations by both our competitors and us will compete increasingly for consumer drinking occasions. Product innovation is a significant element of our growth strategy; however, there can be no assurance that we will continue to develop and implement successful line extensions, packaging, formulation or flavor changes, or new products. Unsuccessful implementation or short-lived popularity of our product innovations could result in inventory write-offs and other costs, reduction in profits from one year to the next, and also could damage consumers’ perception of the brand family. Our inability to attract consumers to our product innovations relative to our competitors’ products – especially over time – could negatively affect our growth, business, and financial results.

Higher costs or unavailability of materials could adversely affect our financial results, as could our inability to obtain certain finished goods or to sell used materials.

Our products use materials and ingredients that we purchase from suppliers. Our ability to make and sell our products depends upon the availability of the raw materials, product ingredients, finished products, wood, glass and PET bottles, cans, bottle closures, packaging, and other materials used to produce and package them. Without sufficient quantities of one or more key materials, our business and financial results could suffer. For instance, only a few glass producers make bottles on a scale sufficient for our requirements, and a single producer supplies most of our glass requirements.

Weather, the effects of climate change, diseases, and other agricultural uncertainties that affect the mortality, health, yield, quality, or price of the various raw materials used in our products also present risks for our business, including in some cases potential impairment in the recorded value of our inventory. Changes in weather patterns or intensity can disrupt our supply chain as well, which may affect production operations, insurance costs and coverage, and the timely delivery of our products.

Water is an essential component of our products, so the quality and quantity of available water is important to our ability to operate our business. If droughts become more common or severe, or if our water supply were interrupted for other reasons, high-quality water could become scarce.

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If the social acceptability of our products declines, or governments adopt policies disadvantageous to beverage alcohol, our business could be adversely affected.

Our ability to market and sell our products depends heavily on societal attitudes toward drinking and governmental policies that both flow from and affect those attitudes. In recent years, increased social and political attention has been directed at the beverage alcohol industry. For example, there remains continued attention focused largely on public health concerns related to alcohol abuse, including drunk driving, underage drinking, and the negative health impacts of the abuse and misuse of beverage alcohol. While most people who drink enjoy alcoholic beverages in moderation, it is commonly known and well reported that excessive levels or inappropriate patterns of drinking can lead to increased risk of a range of health conditions and, for certain people, can result in alcohol dependence. Some academics, public health officials, and critics of the alcohol industry in the United States, Europe, and other parts of the world continue to seek governmental measures to make beverage alcohol more expensive, less available, or more difficult to advertise and promote. If future high-quality scientific research indicated more widespread serious health risks associated with alcohol consumption – particularly with moderate consumption – or if for any reason the social acceptability of beverage alcohol were to decline significantly, sales of our products could decrease.

Significant additional labeling or warning requirements or limitations on the availability of our products could inhibit sales of affected products.

Various jurisdictions have adopted or may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our products relating to the content or perceived adverse health consequences of some of our products. Several such labeling regulations or laws require warnings on any product with substances that the state lists as potentially associated with cancer or birth defects. Our products already raise health and safety concerns for some regulators, and heightened requirements could be imposed. If additional or more severe requirements of this type become applicable to one or more of our major products under current or future health, environmental, or other laws or regulations, they could inhibit sales of such products.

We will probably depend on a small number of large retailers for a significant portion of our sales.

Food and beverage retailers in the U.S. and other markets have been consolidating, resulting in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we and our bottlers and distributors do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer.

We may depend on third party manufacturers for a portion of our business.

A portion of our sales revenue may be dependent on third party manufacturers that we do not control. The majority of these manufacturers’ business comes from producing and/or selling either their own products or our competitors’ products. As independent companies, these manufacturers make their own business decisions. They may have the right to determine whether, and to what extent, they manufacture our products, our competitors’ products and their own products. They may devote more resources to other products or take other actions detrimental to our brands. In most cases, they are able to terminate their manufacturing arrangements with us without cause. We may need to increase support for our brands in their territories and may not be able to pass on price increases to them. Their financial condition could also be adversely affected by conditions beyond our control, and our business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party manufacturers. Any of these factors could negatively affect our business and financial performance.

13

Failure of third-party distributors upon which we rely could adversely affect our business.

We will rely heavily on third party distributors for the sale of our products to retailers. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Our distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger beverage companies. Our independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Substantial disruption to production at our manufacturing and distribution facilities could occur.

A disruption in production at our beverage manufacturing facility could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We will most likely be subject to seasonality related to sales of our products.

Our business is subject to substantial seasonal fluctuations. Accordingly, our operating results may vary significantly from quarter to quarter. To date, we have not generated any revenues.

We may fail to comply with applicable government laws and regulations.

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products.

14

We face various operating hazards that could result in the reduction of our operations.

Our operations are subject to certain hazards and liability risks faced by beverage companies that manufacture and distribute alcoholic products, such as defective products, contaminated products and damaged products. The occurrence of such a problem could result in a costly product recall and serious damage to our reputation for product quality, as well as potential lawsuits. Although we maintain insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that our insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition.

Our business could be adversely affected by litigation and complaints from customers or government authorities resulting from product defects or product contamination. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks and brands to the extent that we have rights under valid and enforceable trademarks or trade secrets that cover our products and brands. Changes in either the trademark laws or in interpretations of trademark laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

15

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

From time to time we may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction, barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, we would also need to include non-infringing technologies which would require us to re-validate our tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we, our employees, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, our employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to this Offering

Our officers and directors and their affiliates will exercise significant control over Elegance Spirits.

Currently, our officers, directors, and other insiders, may have individual interests that are different from yours and will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. It should also be noted that the shares for sale in this Offering have no voting rights and shareholders under this Offering will not be able to vote on any matter for the foreseeable future.

16

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Following this offering, our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:

•	authorize our board of directors, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock;

•	provide for a classified board of directors;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

•	prohibit stockholders from calling a special meeting of stockholders.

There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The price at which our common stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above the initial offering price.

17

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

We do intend to eventually list on an exchange such as the NASDAQ or OTCQB. The OTCQB can be highly illiquid. There is no guarantee we will ever be able to list our securities. Investors should view an investment in our stock as a long-term investment.

We have no intention to pay cash dividends on our common stock for the foreseeable future.

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our common stock unless you sell your common stock for a price greater than which you paid for it.

Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

The Company may undertake additional equity or debt financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

An investment in the shares is speculative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

18

The shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforts” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no assurance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment may be limited to the value of our shares

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company may not be able to obtain additional financing

Even if the Company is successful in selling the maximum number of shares in the offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this offering.

An investment in the Company's shares could result in a loss of your entire investment

An investment in the Company's shares offered in this offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

19

There is no public trading market for the Company's shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s non-voting common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the company must file an application on form 211 with, and receive the approval by, the financial industry regulatory authority (“FINRA”) of which there is no assurance, before active trading of the company’s securities could commence. If the company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’S automated quotation system, or NASDAQ stock market. Prices for securities traded solely on the pink sheets may be difficult to obtain and holders of the shares and the company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a FORM S-1 registration statement with the securities and exchange commission in the future, there is absolutely no assurance that shares could be sold under rule 144 or otherwise until the company becomes a current public reporting company with the securities and exchange commission and otherwise is current in the company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline

Should a market develop and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

20

The Company has made assumptions in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

The Company has significant discretion over the net proceeds of this offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

You should be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

21

The shares in this offering are subject to a right of first refusal under certain circumstances.

The shares in this offering are subject to a right of first refusal. Until the shares are listed on an exchange and made available for trading, no shareholder shall sell, assign, pledge or in any manner transfer any of the shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the shares from the shareholder, subject to certain limitations. For ten (10) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. There for there is a risk that the shareholder may not be able to sell its shares at all and potentially lose the opportunity to sell to a bona fide purchaser if the Company delays its option to purchase. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s bylaws.

You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $50,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $47,700,000 after the payment of offering costs including broker-dealer and selling commissions, but before printing and mailing costs, marketing costs and other compliance fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

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Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our facilities, undertake setting them up and then immediately commencing full blown research and development and manufacturing activities. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

	10%	25%	50%	75%	100%
Shares Sold	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses (1)	$256,667	$506,667	$923,333	$1,340,000	$1,756,667
Selling Commissions & Fees (2)	$50,000	$125,000	$250,000	$375,000	$500,000
Net Proceeds	$4,693,333	$11,868,333	$23,826,667	$35,785,000	$47,743,333
Quality Control Staff (3)	$219,648	$549,120	$1,098,240	$1,647,360	$2,196,480
Marketing	$1,314,133	$3,323,133	$6,671,467	$10,019,800	$13,368,133
COGS, IP & Product Development	$1,501,867	$3,797,867	$7,624,533	$11,451,200	$15,277,867
Salaries and Wages	$750,000	$1,000,000	$2,144,400	$3,220,650	$4,296,900
Consulting (4)	$250,000	$250,000	$250,000	$250,000	$250,000
Rent & Warehousing	$50,000	$50,000	$50,000	$50,000	$50,000
Office Expense	$50,000	$50,000	$50,000	$50,000	$50,000
Furniture; Fixtures	$15,000	$25,000	$50,000	$100,000	$200,000
Travel	$75,000	$75,000	$150,000	$300,000	$600,000
Utilities	$30,000	$30,000	$60,000	$120,000	$240,000
Computers & Software	$25,000	$25,000	$50,000	$100,000	$200,000
Licenses	$15,000	$15,000	$30,000	$60,000	$120,000
Insurance	$45,000	$45,000	$90,000	$180,000	$360,000
Legal and Accounting	$225,000	$225,000	$225,000	$225,000	$225,000
Working Capital	$127,685	$2,408,213	$5,283,027	$8,010,990	$10,308,953
Total Use of Net Proceeds	$4,693,333	$11,868,333	$23,826,667	$35,785,000	$47,743,333
Total Use of Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

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(1)	We expect to incur the following estimated offering expenses:

Offering Expenses	10%	25%	50%	75%	100%

Direct Marketing	$166,667	$416,667	$833,333	$1,250,000	$1,666,667
Legal	$50,000	$50,000	$50,000	$50,000	$50,000
Audit	$15,000	$15,000	$15,000	$15,000	$15,000
Other	$25,000	$25,000	$25,000	$25,000	$25,000
TOTAL	$256,667	$506,667	$923,333	$1,340,000	$1,756,667

__________

(1)

The Company shall pay Sageworks Capital LLC a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Sageworks LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees.

(2)	We expect that we will incur variable costs by hiring quality control staff regarding investor acquisition and reporting information to investors.

(3)	We have entered into an agreement with Cloverfield Capital Corp. (“Cloverfield”) for various consulting services where Cloverfield will be paid up to $250,000 for its services related to capital markets advisory, management of this Regulation A+ and positioning the Company for a potential subsequent listing and trading on an exchange.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company has engaged Sageworks Capital LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. The Company has not yet entered into any agreements with a broker-dealer.

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DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 27.45% of the total Shares of stock of the Company outstanding, but it is expected that the Company will issue shares to officers and directors in exchange for services which will result in greater dilution to the shareholders. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Non-Voting Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

	10%	25%	50%	75%	100%
Net Tangible Assets	$5,000,000.00	$12,500,000.00	$25,000,000.00	$37,500,000.00	$50,000,000.00
Offering Expenses, Selling Commissions & Fees	$306,666.67	$631,666.67	$1,173,333.33	$1,715,000.00	$2,256,666.67
Net Tangible Assets Less Offering Expenses	$4,693,333.33	$11,868,333.33	$23,826,666.67	$35,785,000.00	$47,743,333.33
Shares Sold Under this Offering	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Total Shares After Offering (1)	12,891,000	13,641,000	14,891,000	16,141,000	17,391,000
Previous Net Tangible Value	$0.00	$0.00	$0.00	$0.00	$0.00
Book Value per Share After Offering	$0.36	$0.87	$1.60	$2.22	$2.75
Increase to Old Shareholders	$0.36	$0.87	$1.60	$2.22	$2.75
Change in Value	$9.64	$9.13	$8.40	$7.78	$7.25
Percentage Dilution	96.36%	91.30%	84.00%	77.83%	72.55%

_________

(1)	Total Shares reflects a 10-for-1 share split which occurred on March 20, 2018 which is subsequent to the date of our financial statements. Total Shares do not reflect the potential future exercise of warrants to be issued to a vendor upon the successful completion of this Offering for the performance of syndication related services.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Non-Voting Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officers or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

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Funds tendered by investors will be kept in an account at Morgan Stanley in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Elegance Spirits, Inc.”. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the account at Morgan Stanley will promptly be refunded to each investor without interest. The Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Non-Voting Common Stock was authorized as of March 1, 2018.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.elegancevodka.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.elegancevodka.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Sageworks Capital LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

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3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements;

8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Sageworks Capital LLC, a service fee equal to 1% on all funds raised in the Offering. Sageworks will also be paid $12,000 for a website fee and up to $11,000 for other filing fees.

Funds will be deposited in an account at Evolve bank and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. Sageworks Capital LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Sageworks Capital LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Sageworks Capital LLC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Sageworks Capital LLC's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Sageworks Capital LLC's involvement in this offering as any basis for a belief that it has done extensive due diligence. Sageworks Capital LLC does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Non-Voting Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 25 Shares of Non-Voting Common Stock in the cumulative principal amount of $250.00. All subscription checks should be sent to Sageworks Capital LLC made payable to Elegance Spirits, Inc. at the following address: 252 Bradley Court Philadelphia, PA 18966. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

 .

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The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed as a Delaware corporation on October 30, 2017 as Herb Infusion Group Holdings, Inc. In January 2018, it changed its name to Opulence Spirits, Inc. In March 2018, it then again changed its name to Elegance Spirits, Inc. The Company was formed and named for the specific purpose of manufacturing, marketing and selling super-premium, luxury spirits globally. As such, the Company entered into an agreement for the assignment and purchase of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company that owned the Elegance Vodka brand, on April 20, 2018.

Product

Elegance Vodka is a super-premium, luxury vodka brand distilled from Australian grapes. The vodka is certified gluten-free, distilled eleven times in small batches, blended with Australian natural pure water and charcoal filtered prior to packaging and distribution. Each bottle of Elegance Vodka is hand blown, and all components are assembled by hand in a state of the art manufacturing and bottling facility.

In the early 2000’s, French spirits companies began the commercial process of using white grapes to produce vodka. Ciroc vodka, for example, is produced in France from grapes. Since then, multiple varietals of grapes have been used to produce fine vodka products. The Company has extrapolated this philosophy to showcase a unique, first-of-its-kind, super-premium vodka created from Australian grapes and to promote “Brand Australia” to the world. Australian grapes and food products are considered to be some of the healthiest and cleanest foods in the world. All these elements combine to make Elegance Vodka a “world first” product.

Market

As global spirits consumption and per capita incomes rise, the Company believes there is an opportunity for a grain-free, super-premium spirit to disrupt the market. The Company intends to take advantage of not just domestic and international market growth, but also capture the increased margins in producing a premium spirit product. According to the US Distilled Spirits Council and Allied Market Research, it is anticipated that the sales of vodka overall will increase in the next five years.

In August 2017, Chris Shead, a channel director at Pernod Ricard UK, predicted that premium spirits would become the “standard” in pours while super-premiums would see an increase in popularity. Premium spirits currently account for 50% of the market sales.1

The Distilled Spirits Council of the United States (DISCUS) divides all spirit categories into four segments: Value, Premium, High End Premium and Super Premium. The price points of each depends on the particular spirit and is categorized not by a retail price per bottle, but rather, by supplier revenue per case. In this way, from the consumer’s perspective, the Super Premium category sets a relatively low point of entry in terms of pricing.2 This category has seen a significant rise in popularity in the last several years. According to Euromonitor data, international sales of luxury spirits hit US$15bn in 2015, up from US$11.8bn in 2010. This figure is forecast to rise to US$17.7bn by 2020.3

________________

1 http://www.morningadvertiser.co.uk/Article/2017/08/21/What-are-premium-and-super-premium-spirits Retrieved June 13, 2018

2 http://www.eater.com/drinks/2015/12/4/9837706/ultra-premium-spirits-whiskey-cognac-rum Retrieved June 13, 2018

3 http://www.thespiritsbusiness.com/2016/12/craft-spirits-redefining-perception-of-luxury/ Retrieved June 13, 2018

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The Company intends to cater to a more health-conscious, discerning, premium-conscious audience by using high quality ingredients, higher-end, luxury bespoke packaging, and pricing the product at a luxury price point. The Company believes there is a market for such a product as the world migrates towards more premium products and becomes more affluent. In 2015, the global “super-premium” spirits market was valued at $33 billion.4

Supplier sales (DISCUS counts only sales from spirit producers; distributor and on- and off-premise sales may differ) were up 4 percent, while volumes rose 2.6 percent to 226 million cases, up 5.8 million cases from 2016 with the strongest growth in the premium and super premium categories.5

The Company intends on taking advantage of this growth by ensuring its product is priced at and considered super-premium. This will allow the Company to enter into the market at a higher price point than some of the competition.

Design, Manufacturing & Production

The Company’s bottle design is that of a fine cut diamond, which has been custom designed, tooled and manufactured; that sits in a custom-made gold electro-plated base stand. The hexagonal closure is also unique and bespoke, having been custom designed to suit the overall package. All of these custom designed, molded and produced packaging elements combine to offer a unique super-premium luxury drinking experience, which is an attractive value proposition for retailers and on-premise locations such as bars and restaurants. Elegance Vodka is also presented in a customized gift box and the Company anticipates a majority of its sales originating from the retail packaged alcohol “gifting” category. This channel allows retailers to trade up on revenues and capture higher margins when compared to other vodka brands.

The Company has a manufacturing agreement in place with Australian Boutique Spirits Pty Ltd which is the Company’s Australian manufacturing partner for Elegance Vodka.

The Company commenced production around April 2018, with an initial production order allocated for its first production run. The first production run has a lead time of around 150 days, as procurement of all materials requires considerable management of associated items.

_______________

4 Allied Market Research, TMR, US Distilled Spirits Council, IWSR Global Review

5 http://www.nightclub.com/operations/high-end-and-super-premium-spirits-lead-way-to-growth Retrieved June 13, 2018

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Product Pricing

The Company expects that its 750 mL bottles will constitute 80% of the Company’s eventual sales. The Company has not made any sales to date and is in the process of negotiating distribution contracts with its already established relationships. The Company is anticipating selling each case of 750mL bottles for $299.00 (six bottles). The distributor price is expected to be around $420.00. Thereafter, retailers will most likely price the product at $99 per bottle, which would allow retailers to capture industry standard margins.

The Company also intends to produce a limited supply of 1,750 mL bottles. It is expected that these bottles will only constitute 20% of the Company’s sales. The Company is anticipating selling each case of 1,750mL bottles for $753.00 (six bottles). The distributor price is expected to be around $1,061.00. Thereafter, retailers will most likely price the product at $249 per bottle, which would allow retailers to capture industry standard margins.

 Marketing Plan & Growth Strategy

The Company intends on marketing its vodka world-wide; however, the initial marketing thrust will be within the United States.

The Company initially intends to engage in strategic marketing relationships with influencers, celebrities, other luxury brands, selective high-end retailers, and nightlife locations. This, the Company believes, will assist with the growth and “buzzmarketing” of the brand.

As of the date of this Prospectus, the Company is in the process of negotiating distribution contracts with established distributors as well as cultivating relationships with retailers, bars and restaurants interested in carrying the Company’s super premium vodka. The Company believes that its product is a luxury item that will appeal to nightclubs for bottle service, millennials who prefer higher end spirits, and high-end spirit retailers.

The Company is also actively working on establishing strategic marketing relationships with influencers and celebrities and intends to establish a share compensation program for such relationships where the Company will provide shares of the Company (non-voting) in exchange for influencer and celebrity endorsements of its products. The Company believes this is vital in order to keep the influencers and celebrities that agree to promote and speak about its product through social media outlets engaged.

Currently, the company is negotiating strategic partnerships with Southern Glazer’s Wine and Spirits for initial distribution throughout California, Florida and Nevada. In addition, discussions are being held with several large distributors in Canada.

The Company’s CEO Amit Raj Beri has strategic relationships with distributors Coca-Cola Amatil and Vanguarde in Australia and New Zealand. In the UK, he has strategic partnerships with Mangrove UK. The Company expects to bring these longstanding relationships to bear in relation to distribution of its vodka in those jurisdictions in the near future.

The Company then hopes to achieve both vertical integration and horizontal integration. Vertical integration will come in the form of manufacturing and production efficiencies by seeking to own as many parts of the value chain as possible, while horizontal integration will come in the form of bolt-on acquisitions -in other words, purchasing or otherwise acquiring brands or products that fit with the luxury spirit ethos of the Company.

The Company does not intend to only produce grape-distilled vodka, but also hopes to expand the “Elegance” brand through other premium/luxury product developments. For example, the Company has completed a strategy and developed early stage proof of concepts for an “Elegance Whiskey”.

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Geographic Territory

The Company intends to operate worldwide. Initially, it will look to deploy its products in the United States, Canada and Europe and then expand to other countries worldwide.

Milestones

By August 2018 – the Company hopes to complete its Regulation A+ qualification with the SEC.

September 2018 – the Company expects to raise the initial capital through this Offering to begin development and distribution in the United States.

By the end of 2018 – the Company hopes to establish its super premium vodka in at least one top tier market in the United States.

Within one year of qualification – the Company hopes to establish its brand in five (5) top tier markets in the United States including California, Nevada, Florida, New York and the District of Columbia.

Thereafter, the Company hopes to establish itself nationwide, followed by globalization.

Regulatory Environment

In the United States, at the federal level, the Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulates the wine and spirits industry with respect to production, blending, bottling, sales, advertising, and transportation of beverage alcohol products. Similar regulatory regimes exist in each state, as well as in most of the non-U.S. jurisdictions where we intend to sell our products. In addition, distilled spirits products are subject to customs duties or excise taxation in many countries, including in the United States, at the federal, state, and local level.

Competition

The distilled spirits industry is highly competitive. The Company will compete against many global, regional, and local brands in a variety of categories of alcoholic beverages, but it expects to compete primarily in the industry’s premium-and-higher price categories. The products will compete based on taste, product quality, brand image, and price - all in response to consumer preferences.

The Company intends to set a new benchmark in what consumers consider super-premium. Although there is a lot of competition in the vodka category, Elegance Vodka will seek to win over consumers via its unique product offering that sets a new benchmark in high-end, luxury, super-premium vodka.

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Although there are no known comparables to Elegance Vodka in the vodka category, as all mainstream brands are stuck in their standard packaging and value to consumer offering as outlined in the table below, Elegance Vodka can be compared with Clase Azul tequila and Casamigos tequila. Both brands started a new super-premium trend in the mainstream tequila category by elevating their products and setting the prevailing standard for those categories.

Below is a sample of the competition and their approximate prices (individual 750 mL bottle MSRP shown).

Beluga Vodka	$54.99
Crystal Head Vodka	$44.99
Absolut Elyx Vodka	$32.99
Grey Goose Vodka	$32.99
Ciroc Vodka	$24.99
Belvedere Vodka	$20.99

Seasonality

Our growth is expected to exhibit a seasonal pattern that reflects variations when consumer spirits, specifically vodka, are not consumed such as during dry periods or non-holiday periods. Our growth may be impacted by this seasonality. Internationally, we expect each market to demonstrate more predictable seasonal patterns as our service offering in each market becomes more established and we have a longer history to assess such patterns.

Employees

We currently have four (4) employees that are our officers. None of these persons currently receive a salary and some have been compensated with Voting Common Stock.

DESCRIPTION OF PROPERTY

The Company owns no real property. It currently uses space at 8500 Wilshire Blvd, suite 700B, Beverly Hills, CA 90211. With the proceeds from this Offering, the Company intends to procure appropriate office space as discussed in our section entitled “Use of Proceeds.”

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Shares thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended March 14, 2018 are derived from our audited financial statements.

As of March 14, 2018

TOTAL ASSETS	$159,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Related Party Payable	$149,800

TOTAL LIABILITIES	$149,800

TOTAL STOCKHOLDERS’ EQUITY	$9,202

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$159,002

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Elegance Spirits, Inc. (the “Company”) was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

There are two classes of stock in the Company:

1. Voting Common Stock and

2. Non-Voting Common Stock.

The total number of shares of both classes of stock the Company is authorized to issue is 110,000,000 shares, 55,000,000 of which are Voting Common Stock and 55,000,000 of which are Non-Voting Common Stock. The Shares being sold in this Offering are all Non-Voting Common Stock.

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Description of Rights of Classes of Stock

All Shares of Non-Voting Common Stock shall be identical and are non-voting (shall not be entitled to vote on any matter). The Shares to be issued pursuant to this Offering will be Non-Voting Common Stock. All holders of shares of Voting Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the Non-Voting Common Stock shall be identical to the Voting Common Stock, except for the right of first refusal that attaches to the Non-Voting Common Stock, as explained in this Offering Circular and in the Company’s Bylaws.

Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Results of Operations

The period of October 30, 2017 (date of inception) to March 14, 2018

Revenue. Total revenue for the period from October 30, 2017 (date of inception) to March 14, 2018 was $0. Between October 30, 2017 (date of inception) to March 14, 2018, the Company was in its start-up and initial phase.

Operating Expenses. Operating expenses for the period from October 30, 2017 (date of inception) to March 14, 2018 were $1,548. Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO COMPANY chart above.

Net Loss. Net loss for the period from October 30, 2017 (date of inception) to March 14, 2018 was $1,548. This is equal to the Operating Expenses since there were no revenues during that start-up period.

Liquidity and Capital Resources

The Company had net cash of $73,492 as of March 14, 2018.

During the period from October 30, 2017 (date of inception) to March 14, 2018, we used $1,548 of cash to cover the operating expenses.

During the period from October 30, 2017 (date of inception) to March 14, 2018, $60,510 of Company cash was used for either financing activities and all capital needs were met by the founders.

Related Party Transactions

As of March 14, 2018, we have issued 1,075,000 shares of Voting Common Stock to various insiders in exchange for cash of $10,750. After March 20, 2018, we split the stock on a 10 to 1 basis resulting in 10,750,000 Voting Shares outstanding. Subsequently, we issued additional stock to various shareholders in exchange for both cash and services. To date we have 12,391,000 Voting Shares outstanding.

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As of March 14, 2018, the Company has notes payable with various shareholders in the total amount of $149,800. The notes are not secured, do not bear interest, and mature during September 2018. These are reflected on the balance sheet as of March 14, 2018. Subsequent to our financial statements dated March 14, 2018, we entered into additional Memorandum of Understandings with various parties that included an equity issuance as well as a note. The total borrowed from various parties to date is $698,825 including the $149,800 on our financial statements as of March 14, 2018. These parties also contributed $3,125 in equity in exchange

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to launch our developing and producing our product, procuring the appropriate licenses, trademarking and protecting our brand, marketing efforts, entering in new markets, and making strategic alliances.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, we have data for revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2017 or 2018.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers
Amit Raj Beri	CEO, President, Secretary, Chairman of the Board of Directors	41 years	October 30, 2017 to present

Ram Venkat	CFO	35 years	June 20, 2018 to present

Elizabeth Cardillo	Chief Marketing Officer	27 years	October 30, 2017 to present

Directors
Amit Raj Beri	Chairman of the Board of Directors	41 years	October 30, 2017 to present

Ram Venkat	Director	35 years	June 20, 2018 to present

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Directors, Executive Officers and Significant Employees

Mr. Beri and Ms. Cardillo currently reside in California. Mr. Venkat currently resides in Australia.

The number of personnel hired by Elegance will scale based upon funds raised in the offering and as operating needs warrant.

Elegance Spirits board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of Elegance Spirits include:

Amit Raj Beri – Chief Executive Officer

Raj Beri is a true innovator with over 20 years of business experience and several successful exits in the alcohol, beverages and consumables industries.

He founded Europa International in 2008 and was its CEO from 2008 till July 2017. Europa is an international manufacturer and marketer of alcohol beverages, predominantly in spirits and ready to drink beverages. In September 2017, Raj Beri founded Elegance Spirits Inc. as an international manufacturer and marketer of super premium vodka and spirits. He brings almost 10 years of experience in the beverage alcohol industry with a track record of success in sales, marketing, new distribution, and a history of introducing new innovations into new global markets. His companies are all direct beverage manufacturers and marketers, with a core focus on brand building, innovation and a strategic focus on new beverage consumption trends. Europa has successfully launched a number of leading brands and has undertaken key R&D which has subsequently led to the development of the burgeoning vodka and spirits portfolio within Elegance Spirits. Raj’s vision is to create new alcohol, spirits and beverage consumption trends and launch the leading brands of the future with Elegance Spirits. On a personal note, Raj is involved in a number of charities and philanthropic causes.

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Ram Venkat – Chief Financial Officer

Ram Venkat is a seasoned capital markets and finance executive who has worked across the Investment Banking, Mergers & Acquisitions, Equity Capital Markets and multi-asset Structuring groups at several global investment banks. Ram co-founded and ran an international venture capital fund and advisory group. Here, he led principal investments into early-stage investee companies across Australia, San Francisco, Los Angeles, Hong Kong and Israel, and raised third party capital for consequent up-rounds. He has worked for many years with some of North America’s top bulge bracket investment banks where he provided strategic advisory to global businesses out of the Mergers & Acquisitions team, notably advising some of the world’s largest sovereign wealth funds, private equity funds, and corporations in takeover and defense mandates. He was also responsible for raising primary and secondary equity capital for tier one businesses – both private and public. In addition, he led the structuring of derivative-based funding solutions and provided capital structuring solutions to Corporate and Institutional clients globally. Ram also worked as an Electrical & Computer Engineer in Silicon Valley and then with the Canadian Space Agency, where he designed hardware and software for radiation-hardened field programmable gate array (FPGA) microchips for use within NASA’s deep-space borne missions and the U.S. military’s satellite programmes. Ram has an undergraduate degree in Electrical & Computer Engineering from the University of Toronto, and an M.B.A. from the Rotman School of Management at the University of Toronto (summa cum laude). Ram’s career has focused on helping companies navigate through complex and evolving landscapes of risk – strategic, funding/capital, growth, advisory/acquisatory and market related risks. He is passionate about helping businesses achieve their ambitions and brings to the table an extensive global network to help them achieve their goals.

Elizabeth Cardillo - Chief Marketing Officer

From a very young age Elizabeth Cardillo had a flair for fashion. Upon graduating from high school in 2008, Elizabeth moved to Los Angeles and in 2012 graduated with an associates degree in Marketing from the Fashion Institute of Design & merchandizing.

Elizabeth from 2012 started her career initially as a sales associate and by 2014 was the Operations Manager for Glamour Closet LLC; a company responsible for large revenue streams in the fashion industry.

Elizabeth in 2015 competed and won the title for Miss Pennsylvania USA. She then in 2015 went on to compete in the nationally televised Miss USA pageant.

With a penchant for design, style and luxury, she along with her partner, Raj Beri, set out to create a luxury Vodka business that was unlike any other. And so, Elegance Vodka was born. All aspects of the luxury brand were created to appeal to the modern consumer: a low calorie, gluten free, small batch Vodka packaged with flair from the fashion industry.

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COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

From October 30, 2017 to the date of this Offering, the Company has paid no compensation to its officers, directors or significant employees. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future. Elizabeth Cardillo and Amit Raj Beri are engaged to be married.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers
Amit Raj Beri	CEO, President and Secretary	$0	$0	$0
Ram Venkat	CFO	$0	$0	$0
Elizabeth Cardillo	Chief Marketing Officer	$0	$0	$0

Directors
Amit Raj Beri	Chairman of the Board	$0	$0	$0
Ram Venkat	Director	$0	$0	$0

Employment Agreements

In exchange for the shares already issued, the Company has entered into an agreement with Europa USA, LLC (“Europa”) in exchange for services from Amit Raj Beri to serve as the Company’s CEO. From time to time the Company may provide an unspecified consulting fee to Europa. Such fee is undefined. This agreement was entered into in January 2018. In the future, the Company may enter into formal employment agreements with its Executive Officers.

Broker Dealer Agreements

The Company has agreed to pay Sageworks Capital LLC, a service fee equal to 1% on all funds raised in the Offering. Sageworks will also be paid $12,000 for investor onboarding fees and $11,000 for filing fees.

Other Agreements

After March 14, 2018, the Company entered into an agreement with the Vice President of Business Development, Nicholas Ventura. In exchange for promotional and media efforts, including the procurement of talent and media personalities for endorsement as well as entertainment space licensing development, Mr. Ventura has received 25,000 shares of the Company’s Voting Common Stock.

On March 12, 2018, the Company entered into an agreement with Gordon Bijelonic, an individual for services related to promotion and media for the Elegance Vodka brand. In exchange for such promotional services, Mr. Bijelonic is entitled to 25,000 shares of the Company’s Voting Common Stock.

On March 13, 2018, the Company entered into an agreement with VC Media Partners for production, market testing, and overall marketing services related to the offering contemplated under Regulation A+. In accordance with the agreement, VC Media Partners is tasked with coordinating counsel, the audit for the Company, all testing the waters materials, development of production materials, development of roadshow decks and other marketing materials. VC Media Partners will receive 5% of the total final number of shares issued under this Offering in the form of Warrants. VC Media Partners will also receive additional Warrants equivalent to the difference between 8% of the total final number of shares issued under the raise and the final broker dealers’ fees which are yet to be finalized.

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In March 2018, the Company entered into an agreement with Cloverfield. Cloverfield was hired for the specific purposes of providing capital markets advisory, assisting with this Offering Circular and the Company’s Form 1-A filing as well as to increase the overall value of the Company and its brand. In exchange for such services, the Company has agreed to pay the following remuneration: for each $1,000,000 raised under this Offering, Cloverfield shall receive $50,000 as compensation for its services related to the offering immediately after the capital has been raised. These fees rank senior to any other obligation the company has, including debt. The maximum fee payable to Cloverfield under this agreement shall be $250,000. Once the Offering is complete, Cloverfield shall enter into a long-term service agreement for provision of advisory and capital-markets related financial services.

In April 2018, the Company entered into an agreement with Zach Proctor. Mr. Proctor is recognized as a spirits consultant and brand ambassador and was contracted to promote and market the Company’s product, Elegance Vodka throughout Canada. Thereafter, Mr. Proctor is expected to focus his efforts on introductions within the United States market and then, the United Kingdom market. The term of the agreement is one year. In exchange for the services, Mr. Proctor shall receive a total of $128,000.

On April 24, 2018 the Company entered into a Memorandum of Understanding with SASAR Enterprises, LLC. SASAR lent the Company $199,750 with a six-month term for half of the loan ($99,875). In exchange for $250, SASAR received 250,000 shares of the Company’s Voting Stock. In exchange for of half the loan principal ($99,875), SASAR received 250,000 shares of the Company’s Voting Stock.

On May 3, 2018 the Company entered into a Memorandum of Understanding with Mr. Gaurav Jain, an individual residing in Nevada. Mr. Jain lent the Company $199,500 with a six-month term at an interest rate of zero percent (0%). In exchange for $500, Mr. Jain received 500,000 shares of the Company’s Voting Stock.

On May 3, 2018 the Company entered into a Memorandum of Understanding with Mr. Vipul Shah, an individual residing in Nevada. Mr. Shah lent the Company $99,750 with a six-month term at an interest rate of zero percent (0%). In exchange for $250, Mr. Shah received 250,000 shares of the Company’s Voting Stock.

On May 3, 2018 the Company entered into a Memorandum of Understanding with Shah Energy, LLC located in Nevada and managed by Vinay Shah. Shah Energy lent the Company $49,845 with a six-month term at an interest rate of zero percent (0%). In exchange for $125, Mr. Shah received 120,500 shares of the Company’s Voting Stock.

On July 5, 2018 the Company entered into a Memorandum of Understanding with Blair B. Eiler, an individual residing in South Carolina. Mr. Eiler lent the Company $50,000 for a term of six-months bearing an interest rate of zero (0%) percent.

On July 5, 2018 the Company entered into an agreement with Mr. Eiler to provide consulting services in exchange for 125,000 shares of the Company’s Voting stock.

On July 5, 2018 the Company entered into a Memorandum of Understanding with Vincent Cardillo, an individual residing in Pennsylvania. Mr. Cardillo lent the Company $50,000 for a term of six-months bearing an interest rate of zero (0%) percent. Mr. Cardillo is the father of Elizabeth Cardillo.

On July 5, 2018 the Company entered into an agreement with Mr. Cardillo to provide consulting services in exchange for 125,000 shares of the Company’s Voting stock.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors:

•	Amit Raj Beri

•	Ram Venkat

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

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Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Delaware law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Delaware law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock as of the date of the Regulation A+ offering:

	Voting Common Stock Shares Prior to Offering	%	Voting Common Stock Shares After Offering	%	Non-Voting Stock Prior to Offering	%	Non-Voting Stock After Offering	%
Europa USA, LLC (1)	8,250,000	80.88%	8,250,000	80.88%	0	0	0	0
Cloverfield Capital Corp. (2)	1,700,000	16.67%	1,700,000	16.67%	0	0	0	0
Nick Ventura	250,000	2.45%	250,000	2.45%	0	0	0	0
TOTAL	10,200,000	100%	10,200,000	1	0	0	0	0

__________

(1)	Europa USA, LLC is controlled by CEO Amit Raj Beri.

(2)	Cloverfield Capital Corp. is controlled by Duvdevan Pty Ltd ATF Duvdevan Family Trust.

SECURITIES BEING OFFERED

The Company is offering Shares of its Non-Voting Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Non-Voting Common Stock shareholder shall not be entitled to vote. The Shares of Non-Voting Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Non-Voting Common Stock issued pursuant to this Offering Circular do not have voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

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There is one other class of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Non-Voting Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Non-Voting Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Two Hundred Fifty Dollars ($250.00) (the "Minimum Subscription"). A subscription for Two Hundred Fifty Dollars ($250.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There is a right of first refusal attached to the Non-Voting Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Non-Voting Common Stock, provisions discriminating against any existing or prospective holder of the Non-Voting Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Non-Voting Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Non-Voting Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

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The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

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(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Spiegel Accountancy to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Non-Voting Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

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ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Non-Voting Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Non-Voting Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Elegance Spirits, Inc.

March 14, 2018

Audited Financial Statement

Elegance Spirits, Inc.

March 14, 2018

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Independent Auditors’ Report

To the Board of Directors

Elegance Spirits, Inc.

Report on the Financial Statement

We have audited the accompanying financial statements of Elegance Spirits, Inc., a Delaware Limited Liability Corporation, which compromise the balance sheet as of March 14, 2018, and the statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows from October 30, 2017 (“inception”) to March 14, 2018 (the “period”), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to Elegance Spirits, Inc.’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Elegance Spirits, Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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To the Board of Directors

Elegance Spirits, Inc.

Beverly Hills, California

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Elegance Spirits, Inc. as of March 14, 2018 and the result of its operations and cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statements have been prepared assuming that Elegance Spirits, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Elegance Spirits, Inc.’s ability to commence operations will depend on its ability to obtain investor financing and commence operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pleasant Hill, California	Spiegel Accountancy Corp.

July 30, 2018	Certified Public Accountants

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Elegance Spirits, Inc.
Balance Sheet
March 14, 2018

ASSETS

Assets:
Cash	$73,492
Deferred Syndication Expenses	60,510
Other Assets	25,000

Total Assets	$159,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Related Party Notes Payable	$149,800

Stockholders’ Equity
Voting Common Stock: $.01 Par Value; 55,000,000 Shares Authorized; 1,075,000 Shares Issued and Outstanding	10,750
Non-Voting Common Stock: $.01 Par Value; 55,000,000 Shares Authorized; No Shares Issued and Outstanding
Additional Paid-in Capital	-
Retained Deficit	(1,548)

Total Stockholders’ Equity	9,202

Total Liabilities and Stockholders’ Equity	$159,002

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Elegance Spirits, Inc.
Statement of Operations and Comprehensive Loss
Period Ended March 14, 2018

Income	$-

Operating Expenses	1,548

Net Loss from Operations	(1,548)

Provision for Income Taxes	-

Net Loss	(1,548)

Other Comprehensive Income	-

Comprehensive Loss	$(1,548)

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Elegance Spirits, Inc.
Statement of Changes in Stockholders’ Equity
Period Ended March 14, 2018

	Voting		Non-Voting		Additional		Total
	Common Stock		Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at October 30, 2017	-	$-	-	$-	$-	$-	$-

Issuance of Stock	1,075,000	10,750	-	-	-	-	10,750

Net Loss	-	-	-	-	-	(1,548)	(1,548)

Balance at March 14, 2018	1,075,000	$10,750	-	$-	$-	$(1,548)	$9,202

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Elegance Spirits, Inc.
Statement of Cash Flows
Period Ended March 14, 2018

Cash Flows from Operating Activities:
Net Loss	$(1,548)
Cash from Operating Activities:
Change in Operating Assets
Deferred Syndication Expenses	(60,510
Other Assets	(25,000

Net Cash Used in Operating Activities	(87,058

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Proceeds from Related Party Notes Payable	149,800
Issuance of Voting Common Stock	10,750

Net Cash Provided by Financing Activities	160,550

Net Increase in Cash	73,492

Cash - Beginning of Period	-

Cash - End of Period	$73,492

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NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

Organization

Elegance Spirits, Inc. (the “Company”), was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

The Company is a manufacturer and distributor of a luxury vodka brand. The company uses 100% organic Australian grapes and charcoal filtered Australian rain water to produce its Vodka. The Company recognizes that there is consumer demand for premium quality beverages. The Company is bringing a premium vodka brand to the market with the objective to meet the consumer demand for superior spirit. Management’s mission is to create something unique and special in both quality and appearance, for the customer. The Company intends to initially distribute its luxury vodka brand in the western and central United States.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted.

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NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Income Taxes

The Company, is a C Corporation under the Internal Revenue Code and a similar section of the state code.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of March 14, 2018, there is one year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of income and comprehensive income.

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NOTE 2 - COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

As of March 14, 2018, the Company did not generate any revenue. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve it business objective and continue as a going concern.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - DEFFERED SYNDICATION EXPENSES

As of March 14, 2018, the Company has $60,410 in deferred syndication expenses that are related to its securities offering. The securities offering expenses are primarily comprised of legal and marketing expenses.

NOTE 5 - RELATED PARTY NOTES PAYABLE

As of March 14, 2018, the Company has notes payable with various shareholders in the total amount of $149,800. The notes are not secured, do not bear interest, and mature during September 2018.

No monthly payment is required. All principal is due at maturity. If the outstanding balances are not paid in full at maturity, the notes may be extended upon mutual agreement between the Company and the note holders, otherwise the note holders will each receive additional shares of stock that cumulatively amount to 19,998 shares.

NOTE 6 - FAIR VALUE MEASUREMENTS

Due to its short term nature, the carrying value of cash, prepaid syndication expenses, inventory, and related party notes payable approximate their fair value at March 14, 2018.

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NOTE 7 - COMMON STOCK

Description of Rights of Classes of Stock

Description of Common Stock

All Shares of Non-Voting Common Stock shall be identical and are non-voting (shall not be entitled to vote on any matter). The Shares to be issued pursuant to this Offering will be Non-Voting Common Stock. All holders of shares of Voting Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the Non-Voting Common Stock shall be identical to the Voting Common Stock, except for the right of first refusal that attaches to the Non-Voting Common Stock, as explained in this Offering Circular and in the Company’s Bylaws.

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock at some point in the future. Such preferred stock may have preference over the common stock in terms of dividends and voting.

NOTE 8 - COMMITMENTS AND CONTINGENT LIABILITIES

Warrants

The Company entered into a marketing services agreement with a vendor for the performance of syndication related services, which includes a provision to grant warrants upon the successful completion of the Regulation A+ filing. The specific terms of the warrants allow for the purchase of up to 13% of the original 5,000,000 Regulation A+ common stock offered that are actually sold, or up to 650,000 (voting or non-voting) common stock.

The warrants become active upon the completion of Regulation A+ Offering, have a duration of 3 years, and an exercise price of $nil per warrant.

Litigation

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At March 14, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 30, 2018, the date the financial statement was available to be issued, and there was a subsequent event to disclose.

On March 20, 2018, the Board of Directors authorized a 10 for 1 stock split to the voting common stock shareholders of record on March 14, 2018.

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Elegance Spirits, Inc.

March 14, 2018

PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit
Articles and Amendments	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Certificate of Designation	Item 17.3	1A-3
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12
Additional Exhibits	Item 17.15	1A-15

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on July 30, 2018.

Elegance Spirits, Inc.,

/s/ Amit Raj Beri

By: Amit Raj Beri

Chief Executive Officer and Director (principal executive officer)

July 30, 2018

/s/ Ram Venkat

By: Ram Venkat

Chief Financial Officer and Director (principal financial officer)

July 30, 2018

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

This offering statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Elegance Spirits, Inc.,

/s/ Amit Raj Beri

By: Amit Raj Beri

Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

July 30, 2018

/s/ Ram Venkat

By: Ram Venkat

Chief Financial Officer and Director (principal financial officer)

July 30, 2018

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